EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Solera National Bancorp, Inc. (the “Company”), for the quarterly period ended June 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Robert J. Fenton, President and CEO of the Company and Melissa K. Larkin, Senior Vice President and Chief Financial Officer of the Company each hereby certifies, in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	August 13, 2014	By:	/s/ Robert J. Fenton
Robert J. Fenton
President & Chief Executive Officer
(Principal Executive Officer)

Dated:	August 13, 2014	By:	/s/ Melissa K. Larkin
Melissa K. Larkin
Senior Vice President and Chief Financial Officer
(Principal Accounting and Financial Officer)

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to, and will be retained by, the Company and furnished to the Securities and Exchange Commission or its staff upon request.